UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 4, 2007
(Date of earliest event reported)
RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(Address of principal executive offices, including zip code)
(336) 664-1233
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On April 4, 2007, RF Micro Devices, Inc. (the “Company”) issued $175 million aggregate principal amount of 0.75% Convertible Subordinated Notes due 2012 (the “2012 Notes”) and $175 million aggregate principal amount of 1.00% Convertible Subordinated Notes due 2014 (the “2014 Notes” and, together with the 2012 Notes, the “Notes”). On April 10, 2007, the Company issued an additional $25 million aggregate principal amount of 2012 Notes in connection with the initial purchaser’s partial exercise of its option to purchase up to an additional $25 million aggregate principal amount of 2012 Notes and up to an additional $25 million aggregate principal amount of 2014 Notes, in each case solely to cover over-allotments. The Notes were issued in a private placement to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”) for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”) afforded by Section 4(2) of the Act and Rule 144A promulgated under the Act. To date, aggregate estimated offering expenses in connection with the issuance of the Notes, including discounts and commissions, are approximately $8.6 million.
The 2012 Notes are governed by an indenture, dated as of April 4, 2007 (the “2012 Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The 2014 Notes are governed by an indenture, dated as of April 4, 2007, between the Company and the Trustee (the “2014 Indenture” and, together with the 2012 Indenture, the “Indentures”). The 2012 Indenture and the 2014 Indenture are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K, and the description of the material terms of the Indentures in this Item 1.01 is qualified in its entirety by reference to such exhibits.
Interest on the Notes will be payable in cash semiannually in arrears on April 15 and October 15 of each year, beginning October 15, 2007. The 2012 Notes mature on April 15, 2012 and the 2014 Notes mature on April 15, 2014. The Notes will be subordinated unsecured obligations of the Company and will rank junior in right of payment to all of the Company’s existing and future senior debt. The Notes effectively will be subordinated to the indebtedness and other liabilities of the Company’s subsidiaries.
Holders may convert their Notes based on a conversion rate of 124.2969 shares of the Company’s common stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $8.05 per share), subject to adjustment, only under the following circumstances: (1) if the closing price of the Company’s common stock reaches, or the trading price of the Notes falls below, specified thresholds for a specified number of trading days, (2) if specified distributions to holders of the Company’s common stock occur, (3) if a fundamental change occurs or (4) during the last month prior to maturity of the applicable Notes. Upon conversion, in lieu of shares of the Company’s common stock, for each $1,000 principal amount of Notes, a holder will receive an amount in cash equal to the lesser of (i) $1,000 or (ii) the conversion value, as determined under the Indentures. If the conversion value exceeds $1,000, the Company also will deliver, at its election, cash or common stock or a combination of cash and common stock with respect to the remaining common stock deliverable upon conversion.

Holders of the Notes who convert their Notes in connection with a fundamental change, as defined in the Indentures, may be entitled to a make whole premium in the form of an increase in the conversion rate applicable to their Notes. In addition, in the event of a fundamental change, holders of the Notes may require the Company to purchase for cash all or a portion of their Notes, subject to specified exceptions, at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, up to, but not including, the fundamental change purchase date.
The Indentures provide for customary events of default, including payment defaults, breaches of covenants and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.
Holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated as of April 4, 2007, between the Company and the Initial Purchaser (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and the common stock issuable upon conversion of the Notes. The Company has agreed to use its reasonable efforts to cause such registration statement to become effective within 180 days of issuing the Notes, and to keep the registration statement effective until the earlier of (1) the sale pursuant to the shelf registration statement of the Notes and all of the shares of common stock issuable upon conversion of the Notes, (2) the date when the holders are able to sell all such securities immediately pursuant to Rule 144(k) promulgated under the Act and (3) the date that is two years from the original issuance of the Notes. The Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K, and the description of the material terms of the Registration Rights Agreement in this Section 1.01 is qualified in its entirety by reference to such exhibit.
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.
Item 3.02.  Unregistered Sales of Equity Securities.
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as trustee, relating to the 0.75% Convertible Subordinated Notes due 2012 (including, as Exhibit A, the form of note)

4.2	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as trustee, relating to the 1.00% Convertible Subordinated Notes due 2014 (including, as Exhibit A, the form of note)

4.3	Registration Rights Agreement, dated as of April 4, 2007, between RF Micro Devices, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.
By:	/s/ Barry D. Church
Barry D. Church
Vice President and Corporate Controller

Date: April 10, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as trustee, relating to the 0.75% Convertible Subordinated Notes due 2012 (including, as Exhibit A, the form of note)

4.2	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as trustee, relating to the 1.00% Convertible Subordinated Notes due 2014 (including, as Exhibit A, the form of note)

4.3	Registration Rights Agreement, dated as of April 4, 2007, between RF Micro Devices, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated